SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         FORM N-2 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                         PRE-EFFECTIVE AMENDMENT NO. ___
                        POST-EFFECTIVE AMENDMENT NO. ___

                          AND/OR REGISTRATION STATEMENT
                    UNDER THE INVESTMENT COMPANY ACT OF 1940

                                AMENDMENT NO. 28

                 -----------------------------------------------
                              THE TAIWAN FUND, INC.
                  ---------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

                               225 FRANKLIN STREET
                           BOSTON, MASSACHUSETTS 02110
                  --------------------------------------------
                    (Address of Principal Executive Offices)

                                 1-800-426-5523
                  --------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


                            LAURENCE E. CRANCH, ESQ.
                               ROGERS & WELLS LLP
                                 200 PARK AVENUE
                            NEW YORK, NEW YORK 10166
                                 (212) 878-8000
                  --------------------------------------------
                    (Name and Address for Agent for Service)

                                EXPLANATORY NOTE

       This filing is made solely for the purpose of filing as an Exhibit the Amended and Restated By-Laws of The Taiwan Fund, Inc.



                           PART C - OTHER INFORMATION

ITEM 24.  FINANCIAL STATEMENTS AND EXHIBITS

(1)      FINANCIAL STATEMENTS

          (i)     Portfolio of Investments as of August 31, 1995

          (ii)    Statement of Assets and Liabilities as of August 31, 1995

          (iii)   Statement  of  Operations  for the fiscal  year ended  August
                  31, 1995

          (iv) Statement of Changes in Net Assets for the fiscal years ended August 31, 1994 and 1995

          (v) Financial Highlights for the fiscal years ended August 31, 1992-1995, the eight-month period ended August 31, 1991 and the fiscal years ended December 31, 1989-1990

          (vi) Notes to Financial Statements for the fiscal year ended August 31, 1995

          (vii)   Report of Independent Accountants dated October 17, 1995

          (viii)  Portfolio of Investments as of February 29, 1996 (unaudited)

          (ix) Statement of Assets and Liabilities as of February 29, 1996 (unaudited)

          (x) Statement of Operations for the six-month period ended February 29, 1996 (unaudited)

          (xi) Statement of Changes in Net Assets for the six-month periods ended February 28, 1995 and February 29, 1996

          (xii) Financial Highlights for the six-month period ended February 29, 1996 (unaudited), fiscal years ended August 31, 1992-1995, the eight-month period ended August 31, 1991 and the fiscal years ended December 31, 1989-1990

          (xiii) Notes to Financial Statements for the six-month period ended February 29, 1996 (unaudited)

(2)      EXHIBITS
         (a)      Restated Certificate of Incorporation (previously filed as
                  Exhibit 1 to Pre-Effective Amendment No. 3 to Registrant's Registration

         (b)      Amended and Restated By-Laws (*)

         (c)      Not applicable

         (d)(1)   Specimen  certificate  for Common Stock  (previously  filed as
                  Exhibit 4 to Amendment No. 8 to Registrant's Registration Statement on Form N-2 (File No. 811-4893) filed with the Securities and Exchange Commission on May 1, 1989).

         (e) Dividend Reinvestment and Cash Purchase Plan of the Registrant (previously filed as Exhibit 10(E) to Registrant's Registration Statement on Form N-2 (File No. 33-21789) filed with the Securities and Exchange Commission on April 27,1988 ("Amendment No. 5")

         (f)      Not applicable

         (g)(1) Securities Investment Trust Investment Management and Custodian Contract dated December 16, 1986 among Registrant, China Securities Investment Trust Corporation and The
                  International  Commercial Bank of China  (previously  filed as
                  Exhibit 6(A) to Amendment No. 5)

              (2) Investment Advisory and Management  Agreement Relating to U.S.
                  Dollar Assets dated as of December 16, 1986 between Registrant and China Securities Investment Trust Corporation (previously filed as Exhibit 6(B) to Amendment No. 5)

         (h)(1) Form of Underwriting Agreement (incorporated by reference to Exhibit h(1) to Pre-Effective Amendment No. 1 to Registrant's Registration Statement on Form N-2 (File No. 333-2697) previously filed with the Securities and Exchange Commission on April 26, 1996 ("Pre-Effective Amendment No. 1-1996")

              (2) Form  of  Agreement  among   Underwriters   (incorporated   by
                  reference  to  Exhibit  h(2) to  Pre-Effective  Amendment  No.
                  1-1996)

              (3) Form of Selected Dealer  Agreement  (incorporated by reference to  Exhibit  h(3)  to  Pre-Effective  Amendment  No.  1-1996)

              (i) Not applicable

         (j)(1)   See Exhibit (g)(1)

              (2) Custodian  Agreement  Relating  to U.S.  Dollar  Assets  dated
                  December 16, 1986 between Registrant and State Street Bank and Trust Company (previously filed as Exhibit 9(B) to Amendment No. 5)

         (k)(1) Registrar, Transfer Agency and Service Agreement dated December 16, 1986 between Registrant and State Street Bank and Trust Company (previously filed as Exhibit 10(D) to Amendment No. 5)

             (2) Administration Agreement dated April 1, 1994 between State Street Bank and Trust Company and the Registrant (previously filed as Exhibit k(2) to Pre-Effective No. 1 to Registrant's Registration Statement on Form N-2 (File No. 33-92378) filed with the Securities and Exchange Commission on June 19, 1995 ("Pre-Effective Amendment No. 1")

             (3) Accounting Services Agreement dated April 1, 1994 between State Street Bank and Trust Company and the Registrant (previously filed as Exhibit k(3) to Pre-Effective Amendment No. 1)

         (l) Opinion and consent of Rogers & Wells (previously filed as Exhibit (1) to the Registration Statement on Form N-2 (File No. 811-4893) filed with the Securities and Exchange Commission on May 2, 1996)

         (m)      Not applicable

        (n)(1)   Opinion and consent of Lee & Li (previously filed as Exhibit
                  (n)(1) to the Registration Statement on Form N-2 (File No. 811-4893) filed with the Securities and Exchange Commission on May 2, 1996)

           (2) Consent of Coopers & Lybrand L.L.P. (previously filed as Exhibit (n)(2) to the Registration Statement on Form N-2 (File No. 811-4893) filed with the Securities and Exchange Commission on May 2, 1996)

         (o)      Not applicable

         (p)      See Exhibit (g)(1)

         (q)      Not applicable

*        Filed herewith.

                                   SIGNATURES

         Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Taipei, Taiwan, on the 27th day of October, 1999.



                                              THE TAIWAN FUND, INC.

                                              By:      /s/  S.Y. WANG
                                                       S.Y. Wang
                                                       Chairman





                                  EXHIBIT INDEX


Exhibit Number    Description of Document      Location of Exhibit in Sequential
                                                                Numbering System
1                Amended and Restated By-Laws                           2(b)